As filed with the Securities and Exchange Commission on November 12, 2004

Registration No. 33-65054

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOREST CITY ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Ohio (State or Other Jurisdiction of Incorporation or Organization)	34-0863886 (I.R.S. Employer Identification Number)

1100 Terminal Tower
50 Public Square
Cleveland, Ohio 44113-2203
(216) 621-6060
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

FOREST CITY TRADING GROUP, INC. RETIREMENT SAVINGS PLAN
(Full Title of Plan)

FCE Statutory Agent, Inc.
1100 Terminal Tower
50 Public Square
Cleveland, Ohio 44113-2203
(216) 621-6060
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
David P. Porter, Esq.
Jones, Day, Reavis & Pogue
901 Lakeside Avenue
Cleveland, Ohio 44114
(216) 586-3939

DEREGISTRATION OF UNSOLD SECURITIES

     This Post Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 33-65054) (the “Registration Statement”) filed with the Securities and Exchange Commission on June 25, 1993 by Forest City Enterprises, Inc. (the “Company”). Pursuant to the Registration Statement, the Company registered 100,000 shares of Class A Common Stock, par value $0.33-1/3 per share, in connection with the Forest City Trading Group, Inc. Retirement Savings Plan, as well as an indeterminate amount of interests to be offered or sold pursuant to Rule 416(c) of the Securities Act of 1933.

     On November 12, 2004, the Company announced the disposition of Forest City Trading Group, Inc., a lumber wholesaler, to current employees of such wholesaler. As a result of such disposition, the offering made pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement, the Company hereby removes from registration, by means of a post-effective amendment, the securities of the Company registered under the Registration Statement but which remain unsold at the termination of the offering.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, the State of Ohio, on this day November 12, 2004.

FOREST CITY ENTERPRISES, INC.
By: /s/ Thomas G. Smith Name: Thomas G. Smith Title: Chief Financial Officer, Executive Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Albert B. Ratner Albert B. Ratner	Co-Chairman of the Board and Director	November 12, 2004

/s/ Samuel H. Miller Samuel H. Miller	Co-Chairman of the Board, Treasurer and Director	November 12, 2004

/s/ Charles A. Ratner Charles A. Ratner	President, Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2004

/s/ Thomas G. Smith Thomas G. Smith	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	November 12, 2004

/s/ Linda M. Kane Linda M. Kane	Senior Vice President and Corporate Controller (Principal Accounting Officer)	November 12, 2004

/s/ James A. Ratner James A. Ratner	Executive Vice President and Director	November 12, 2004

/s/ Ronald A. Ratner Ronald A. Ratner	Executive Vice President and Director	November 12, 2004

/s/ Brian J. Ratner Brian J. Ratner	Executive Vice President and Director	November 12, 2004

/s/ Deborah Ratner Salzberg Deborah Ratner Salzberg	Director	November 12, 2004

Joan K. Shafran	Director

Michael P. Esposito, Jr.	Director

Jerry V. Jarrett	Director

Scott S. Cowen	Director

Stan Ross	Director

Louis Stokes	Director

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrators of the Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, the State of Ohio, on this day November 12, 2004.

FOREST CITY TRADING GROUP, INC. RETIREMENT SAVINGS PLAN
By: /s/ Charlotte Mires Name: Charlotte Mires Title: Plan Administrator